Market Demand for Industrial Blowers

Market for industrial blowers in China is highly fragmented with only five major players

2008E Customer Segmentation



Other
7%
Electrical
Generation
23%
Petro-
chemical
10%
Environmental
60%

2008 China Industrial Blower Market*

Company	2008E Revenue ($mm)	Est. Market Share
Shenyang Group	70.5	7.5%
Shanghai Blower Works	63.0	6.7%
Wuhan General	**58.8**	**6.2%**
Shanxi Blower	36.4	3.9%
Howden Engineering	33.0	3.5%
Total	**261.7**	**27.7%**

* For blowers with rotors greater than 5.2 feet. Source: China Fan Association and management estimate

Market Demand for Steam Turbines

Market for steam turbines in China is highly fragmented with only five major players

2008E Market Share



Nanjing Steam; 25.2%
Qingdao Steam; 20.8%
Wuhan Steam; 14.6%
Hangzhou Steam; 7.1%
Wuhan General; 5.1%
Others; 27.2%

Top 5 Steam Turbine Manufacturers

Company	2008E Revenue ($mm)
Nanjing Steam	165.5
Qingdao Steam	136.3
Wuhan Steam	95.8
Hangzhou Steam	46.8
Wuhan General	**33.5**
Top 5 Total	**477.9**

Market Demand for Water Turbines

Demand for Water Turbines is driven by China's increasing use of hydropower

Industry Trends

- Newly installed hydroelectric capacity represents approximately 20%-25% of total new annual capacity
- Hydropower is playing an increasing role in energy supply in China as China is seeking for clean energy solutions
- Foreign manufacturers are losing market share to Chinese manufacturers in water turbine market

Annual Chinese Water Turbine Capacity



(Watts in Billions)
15
10
5
0
1995
2000
2005
2010
4.6
1.0
8.3
2.0
10.0
1.9
13.4
2.3
Chinese
Imported

Top 5 Water Turbine Manufacturers

Company	2008 Estimated Revenue ($mm)
Nanping Hydro	175.5
Chongqing Hydro	152.0
Kunming Hydro	121.6
Dongfeng Hydro	105.8
Wuhan General	**27.4**
Top 5 Total	**582.3**

Financial Review

Income Statement (in million USD)



140
120
100
80
60
40
20
0
Revenue CAGR
118%
2005
2006
2007
2008 Estimate
Revenue
Gross Profit
Net Income

Margin Analysis



25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2005
2006
2007
2008 (Estimate)
Operating Margin
Net Income